Policy, Government and Public Affairs Chevron Corporation P.O. Box 6078 San Ramon, CA 94583-0778 www.chevron.com

News Release
EXHIBIT 99.1
FOR RELEASE AT 5:30 AM PDT
APRIL 27, 2007
CHEVRON REPORTS FIRST QUARTER NET INCOME OF $4.7 BILLION,
UP 18 PERCENT FROM FIRST QUARTER 2006
•	Downstream profits increase $1 billion, due mainly to $700 million gain on sale of refining assets in Europe
•	Upstream earnings decline $550 million on lower average prices for crude oil and natural gas
     SAN RAMON, Calif., April 27, 2007 – Chevron Corporation (NYSE: CVX) today reported net income of $4.7 billion ($2.18 per share – diluted) for the first quarter 2007, compared with $4 billion ($1.80 per share – diluted) in the 2006 first quarter. Earnings in the 2007 period included a $700 million gain ($0.32 per share) on the sale of the company’s 31 percent interest in the Nerefco Refinery and related assets in the Netherlands.
Earnings Summary

	Three Months Ended
	March 31
Millions of Dollars	2007	2006

Income by Business Segment
Upstream – Exploration and Production	$2,907	$3,458
Downstream – Refining, Marketing and Transportation	1,623	580
Chemicals	120	153
All Other	65	(195)

Net Income*	$4,715	$3,996

* Includes foreign currency effects	$(120)	$(108)
     “Earnings and cash flows were strong in the first quarter, despite a decline in upstream profits from a year ago due to lower prices for crude oil and natural gas,” said Chairman and CEO Dave O’Reilly. “In our downstream business, earnings benefited from the sale of refining assets in Europe and higher margins for refined products worldwide.”
     O’Reilly said the strong cash flows enabled investment in the company’s extensive queue of projects, including the Bibiyana natural gas field in Bangladesh, which began operations in March. And building on the company’s successful exploration program, Chevron and partners in recent weeks announced the discovery of additional crude oil in the Moho-Bilondo permit offshore Republic of the Congo.
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     The company reported capital and exploratory expenditures of $4.1 billion and common stock buybacks of $1.25 billion for the quarter, and earlier this week announced an 11.5 percent increase in the quarterly dividend on its common stock.
UPSTREAM – EXPLORATION AND PRODUCTION
     Worldwide oil-equivalent production was 2.64 million barrels per day in the first quarter 2007, essentially the same as in the corresponding 2006 period. Production increases in Kazakhstan, Angola and Azerbaijan were offset by a reduction in reported volumes associated with the conversion of operating service agreements in Venezuela to joint-stock companies.
U.S. Upstream

	Three Months Ended
	March 31
Millions of Dollars	2007	2006

Income	$796	$1,214

     U.S. upstream earned $796 million in the first quarter 2007, a decline of 34 percent from the 2006 period due mainly to lower prices for crude oil and natural gas and higher operating expenses.
     The average sales price per barrel of crude oil and natural gas liquids was approximately $50 in the first quarter 2007, a decline of about $4 from a year ago. The average sales price of natural gas decreased 14 percent to $6.40 per thousand cubic feet.
     Net oil-equivalent production of 749,000 barrels per day in 2007 was about the same as the 2006 quarter. Production increased in the Gulf of Mexico between periods, reflecting the restoration of volumes that were shut-in following the hurricanes of 2005. However, this increase was essentially offset by the effect of normal field declines. The net liquids component of production increased 2 percent to 462,000 barrels per day in 2007. Net natural gas production was 3 percent lower at approximately 1.7 billion cubic feet per day.
International Upstream

	Three Months Ended
	March 31
Millions of Dollars	2007	2006

Income*	$2,111	$2,244

* Includes foreign currency effects	$(119)	$(123)
     International upstream earnings of $2.1 billion decreased $133 million from the first quarter 2006, due mainly to lower prices for crude oil and an increase in operating and depreciation expenses. Partially offsetting these effects was the benefit of higher sales volumes associated with the timing of cargo liftings in certain producing regions.
     The average sales price per barrel of crude oil and natural gas liquids was $51 in the 2007 first quarter, a decline of about $4 from a year earlier. The average price of natural gas was 2 percent higher at $3.85 per thousand cubic feet.
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     Net oil-equivalent production of 1,894,000 barrels per day was flat between periods. In Venezuela, the conversion of operating service agreements to joint-stock companies resulted in a decline of about 90,000 barrels per day. Elsewhere, production was higher in Kazakhstan, Angola and Azerbaijan. The net liquids component of production was 1,349,000 barrels per day in 2007, down 17,000 from a year ago. Net natural gas production was 3.3 billion cubic feet per day, up more than 100 million from the 2006 first quarter.
DOWNSTREAM – REFINING, MARKETING AND TRANSPORTATION
U.S. Downstream

	Three Months Ended
	March 31
Millions of Dollars	2007	2006

Income	$350	$210

     U.S. downstream earnings of $350 million increased $140 million from the 2006 quarter, mainly as a result of higher margins for refined products. This benefit to earnings was partially offset by the effect of a major turnaround that lasted most of the quarter at the company’s refinery in Richmond, California. The turnaround was extended to make repairs to the crude-oil processing unit following a fire that occurred during shut-down.
     Refined-product sales volumes decreased 6 percent to 1,447,000 barrels per day in 2007. The decline was associated with an accounting standard effective in April 2006 that requires certain purchase and sale contracts with the same counterparty to be netted for reporting. These types of transactions were previously reported separately as a purchase and a sale. Excluding the impact of this standard, refined-product sales volumes increased 1 percent between periods. Branded gasoline sales of 622,000 barrels per day increased 5 percent between quarters.
International Downstream

	Three Months Ended
	March 31
Millions of Dollars	2007	2006

Income*	$1,273	$370

* Includes foreign currency effects	$5	$9
     International downstream income of nearly $1.3 billion increased about $900 million from the 2006 quarter. The 2007 earnings included a $700 million gain on the sale of the company’s interest in refining and related assets in the Netherlands and a benefit from higher average margins for refined products.
     Total refined-product sales volumes of 2,064,000 barrels per day were 9 percent lower than last year’s quarter. Excluding the effects of the accounting standard for purchase and sale contracts with the same counterparty, sales volumes were down 5 percent on lower fuel-oil sales in Europe.
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CHEMICALS

	Three Months Ended
	March 31
Millions of Dollars	2007	2006

Income*	$120	$153

* Includes foreign currency effects	$(1)	$(6)
     Chemical operations earned $120 million in the first quarter 2007, a decline of $33 million from the year-earlier period. The decrease was largely due to lower margins on sales of commodity chemicals by the company’s 50 percent owned Chevron Phillips Chemical Company LLC. Margins on sales of lubricant and fuel additives by the company’s Oronite subsidiary were higher between periods.
ALL OTHER

	Three Months Ended
	March 31
Millions of Dollars	2007	2006

Income*	$65	$(195)

* Includes foreign currency effects	$(5)	$12
     All Other consists of the company’s interest in Dynegy, mining operations, power generation businesses, worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities, alternative fuels and technology companies.
     Income in the first quarter 2007 was $65 million, compared with charges of $195 million in the year-ago period. The variance between quarters was largely due to favorable corporate tax items, lower interest expense and higher interest income.
SALES AND OTHER OPERATING REVENUES
     Sales and other operating revenues in the first quarter 2007 were $46 billion, down from $54 billion a year earlier. Most of the decline was associated with the impact of the accounting-rule change that requires certain purchase and sale contracts with the same counterparty to be netted for reporting.
CAPITAL AND EXPLORATORY EXPENDITURES
     Capital and exploratory expenditures for the first quarter 2007 were $4.1 billion, compared with $3 billion in the corresponding 2006 period. The amounts included approximately $500 million and $300 million, respectively, for the company’s share of expenditures by affiliates, which did not require cash outlays by the company. Expenditures for upstream projects represented 78 percent of the companywide total in 2007.
# # #
NOTICE
     Chevron’s discussion of first quarter 2007 earnings with security analysts will take place on Friday, April 27, 2007, at 8:00 a.m. PDT. A webcast of the meeting will be available in a listen-only mode to individual investors, media and other interested parties on Chevron’s Web site at www.chevron.com under the “Investors” heading. Additional financial and operating information is contained in the Investor Relations Earnings Supplement that is available under “Financial Reports” on the Web site.
     Chevron will post selected second quarter 2007 interim performance data for the company and industry on its Web site on Tuesday, July 10, 2007, at 2:00 p.m. PDT. Interested parties may view this interim data at www.chevron.com under the “Investors” heading.
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CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION
FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
     This press release of Chevron Corporation contains forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
     Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are crude oil and natural gas prices; refining margins and marketing margins; chemicals prices and competitive conditions affecting supply and demand for aromatics, olefins and additives products; actions of competitors; the competitiveness of alternate energy sources or product substitutes; technological developments; the results of operations and financial condition of equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s net production or manufacturing facilities or delivery/transportation networks due to war, accidents, political events, civil unrest, severe weather or crude-oil production quotas that might be imposed by OPEC (Organization of Petroleum Exporting Countries); the potential liability for remedial actions under existing or future environmental regulations and litigation; significant investment or product changes under existing or future environmental statutes, regulations and litigation; the potential liability resulting from pending or future litigation; the company’s acquisition or disposition of assets; government-mandated sales, divestitures, recapitalizations, changes in fiscal terms or restrictions on scope of company operations; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” on pages 31 and 32 of the company’s 2006 Annual Report on Form 10-K. In addition, such statements could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed in this report could also have material adverse effects on forward-looking statements.
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CHEVRON CORPORATION — FINANCIAL REVIEW
(Millions of Dollars, Except Per-Share Amounts)

CONSOLIDATED STATEMENT OF INCOME
(unaudited)

			Three Months
			Ended March 31
			2007	2006
REVENUES AND OTHER INCOME
Sales and other operating revenues (1) (2)			$46,302	$53,524
Income from equity affiliates			937	983
Other income			988	117

Total Revenues and Other Income			48,227	54,624

COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products, operating and other expenses (2)			33,177	40,240
Depreciation, depletion and amortization			1,963	1,788
Taxes other than on income(1)			5,425	4,794
Interest and debt expense			74	134
Minority interests			28	26

Total Costs and Other Deductions			40,667	46,982

Income Before Income Tax Expense			7,560	7,642
Income tax expense			2,845	3,646

NET INCOME			$4,715	$3,996

PER SHARE OF COMMON STOCK
Net Income		- Basic	$2.20	$1.81
		- Diluted	$2.18	$1.80
Dividends			$0.52	$0.45

Weighted Average Number of Shares Outstanding (000’s)
	- Basic		2,145,518	2,213,980
	- Diluted		2,157,879	2,223,843
(1) Includes excise, value-added and similar taxes			$2,414	$2,115
(2) Includes amounts in revenues for buy/sell contracts; associated costs are included in “Purchased crude oil and products, operating and other expenses.”			$—	$6,725

CHEVRON CORPORATION — FINANCIAL REVIEW
(Millions of Dollars)

	Three Months
	Ended March 31
	2007	2006
INCOME BY MAJOR OPERATING AREA (unaudited)
Upstream – Exploration and Production
United States	$796	$1,214
International	2,111	2,244

Total Exploration and Production	2,907	3,458

Downstream – Refining, Marketing and Transportation
United States	350	210
International	1,273	370

Total Refining, Marketing and Transportation	1,623	580

Chemicals	120	153
All Other (1)	65	(195)

Net Income	$4,715	$3,996

	Mar. 31, 2007	Dec. 31, 2006
	(unaudited)
SELECTED BALANCE SHEET ACCOUNT DATA
Cash and Cash Equivalents	$11,800	$10,493
Marketable Securities	$903	$953
Total Assets	$136,006	$132,628
Total Debt	$9,948	$9,838
Stockholders’ Equity	$71,460	$68,935

	Three Months
	Ended March 31
	2007	2006
CAPITAL AND EXPLORATORY EXPENDITURES (2)
United States
Exploration and Production	$920	$820
Refining, Marketing and Transportation	233	192
Chemicals	29	17
Other	263	46

Total United States	1,445	1,075

International
Exploration and Production	2,247	1,693
Refining, Marketing and Transportation	349	272
Chemicals	11	6
Other	3	2

Total International	2,610	1,973

Worldwide	$4,055	$3,048

(1) Includes the company’s interest in Dynegy Inc., mining operations, power generation businesses, worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities, alternative fuels and technology companies.

(2) Includes interest in affiliates:
United States	$32	$32
International	442	279

Total	$474	$311

CHEVRON CORPORATION — FINANCIAL REVIEW

OPERATING STATISTICS (1)

	Three Months
	Ended March 31
	2007	2006
NET LIQUIDS PRODUCTION (MB/D):
United States	462	453
International	1,317	1,228

Worldwide	1,779	1,681

NET NATURAL GAS PRODUCTION (MMCF/D): (2)
United States	1,723	1,782
International	3,271	3,165

Worldwide	4,994	4,947

OTHER PRODUCED VOLUMES - INTERNATIONAL (MB/D):(3)	32	138

TOTAL NET OIL - EQUIVALENT PRODUCTION (MB/D):(4)
United States	749	750
International	1,894	1,894

Worldwide	2,643	2,644

SALES OF NATURAL GAS (MMCF/D):
United States	7,854	6,961
International	3,890	3,093

Worldwide	11,744	10,054

SALES OF NATURAL GAS LIQUIDS (MB/D):
United States	140	111
International	80	109

Worldwide	220	220

SALES OF REFINED PRODUCTS (MB/D):(5) (6)
United States	1,447	1,534
International	2,064	2,275

Worldwide	3,511	3,809

REFINERY INPUT (MB/D):
United States	729	939
International	1,070	1,079

Worldwide	1,799	2,018

(1) Includes interest in affiliates.
(2) Includes natural gas consumed in operations (MMCF/D):
United States	69	29
International	445	386
(3) Other produced volumes – International (MB/D):
Athabasca Oil Sands (Canada)	32	26
Boscan Operating Service Agreement (Venezuela); converted to an equity affiliate effective October 2006.	—	112

	32	138

(4) Net oil-equivalent production is the sum of net liquids production, net gas production and other produced liquids. The oil-equivalent gas conversion ratio is 6,000 cubic feet of natural gas = 1 barrel of crude oil.

(5) 2006 conformed to the 2007 presentation.
(6) Includes volumes for buy/sell contracts (MB/D):
United States	—	106
International	—	98

Total	—	204